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                                                                    Exhibit 10.7

                            REVENUE SHARING AGREEMENT

THIS AGREEMENT (the "Agreement") is made the 29th day of September, 1998 (the "Effective Date").

BETWEEN:

(1) BLOCKBUSTER INC. whose principal place of business is at 1201 Elm Street, Dallas, Texas 75270 (hereinafter referred to as "Blockbuster," which shall be deemed to include its assigns once assigned); and

(2) TWENTIETH CENTURY FOX HOME ENTERTAINMENT, INC. whose principal place of business is at Post Office Box 900, Beverly Hills, California 90213 (hereinafter referred to as "Fox," which shall be deemed to include its assigns once assigned).

WHEREAS:

(A) Blockbuster and certain of its Affiliates (the terms initially capitalized in this Agreement and not otherwise defined herein shall have the respective meanings set forth in Paragraph 1 of this Agreement), own, operate and franchise retail stores which, among other things, rent, sell and market pre-recorded videocassette tapes to the general public; and

(B) Fox and certain of its Affiliates acquire, produce, lease, market and sell motion pictures on pre-recorded videocassette tapes; and

(C) Blockbuster is willing to lease from Fox on a per Participating Store basis a specified number of Copies of each Rental Picture released during the Term as set forth herein; and

(D) Fox is willing to lease to Blockbuster on a per Participating Store basis a specified number of Copies of each Rental Picture released during the Term as set forth herein; and

(E) Blockbuster is willing to report electronically on an ongoing basis during the Revenue Sharing Period information as to the rental of Copies per Rental Picture as set forth in Exhibit C, attached hereto and made a part hereof.

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*     Pages where confidential treatment has been requested are stamped
      "Confidential material omitted and separately filed with the Commission under an application for confidential treatment", and the confidential section has been marked with a star (*).
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NOW THEREFORE, based on the above premises and in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS:

      a. "Affiliate" shall mean an entity in which either party has a controlling interest or any entity that has a direct or indirect parent in common.

      b. "Agreement Year" shall mean a twelve (12) month period commencing on the Effective Date of this Agreement. Each year in the Term may be referred to as an "Agreement Year" or "Agreement Year One," "Agreement Year Two" or "Agreement Year Three," respectively.

      c. "Bad Debt" shall mean *

      d. "Blockbuster Headquarters" shall mean the corporate office of Blockbuster located at 1201 Elm Street, Dallas, Texas 75270.

      e. "Copy(ies)" shall mean VHS videocassettes of the Rental Pictures leased by Blockbuster from Fox under this Agreement. Other formats, including laserdisc and DVD are not included under this Agreement.

      f. "Defective Copies" shall mean those Copies that are mechanically defective, mispackaged or contain extraneous material upon delivery to Blockbuster.

      g. "Distribution Center" shall mean Blockbuster's distribution center that is currently in McKinney, Texas. Blockbuster may add two (2) additional delivery points at its option.

      h. "Franchise Stores" shall mean Blockbuster franchise stores operated under the Blockbuster trademarks and designated by Blockbuster from time to time as ordering Copies through Blockbuster, subject to Paragraph 4.c. hereof.

      i. "Gross Box Office" or "GBO" shall mean the box office gross receipts earned by a Rental Picture in the United States and Canada measured from the Rental Picture's initial theatrical release in the Territory until the date leased by Blockbuster, as reported by HOLLYWOOD REPORTER.

      j. "Home Video Distribution" or "Home Video Distribution Rights" shall mean the right to manufacture, record, sell and/or otherwise distribute a motion picture on videocassette.

      k. "Month" or "Monthly" shall mean Blockbuster's accounting cycles that is based upon a four week, four week, five week rotation as set forth in Exhibit B, attached hereto and made a part hereof.

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      l. "Participating Store" shall mean (i) any Video Store in the United
States, which at any time during the Term of this Agreement, is wholly owned and/or operated by Blockbuster and/or its Affiliates under the Blockbuster trademarks; and (ii) Franchise Stores subject to Paragraph 4.c. hereof.

      m. "Promotional and Operational Credits" shall mean *

      n. "Rental Picture" shall mean each and every feature motion picture for which Fox owns or controls Home Video Distribution Rights in the Territory, provided such picture: (1) (A) is offered in Copy form to the rental trade by Fox at a wholesale "rental price" (as opposed to a "sell-through-price") of no less than Thirty-five Dollars (US$35.00) per unit whether purchased as a single unit or in multiple unit quantities; (B) if rated by the MPAA, is not rated NC-17 or more restrictive; and (C) upon initial release in Copy form, is intended by Fox to be rented rather than sold to consumers, and (2) is either (A) a picture previously released theatrically in the Territory; or (B) if not previously released theatrically, is either a Movie of the Week ("MOW") or Direct to Video ("DTV"), is at least seventy (70) minutes in length, and is not a sports event, documentary or concert film, stage play (i.e., film of an on-stage performance), theatrical re-release, or library film.

      o. "Rental Revenue" shall mean *

      p. "Revenue Sharing Period" shall mean the period commencing upon the first rental of the applicable Rental Picture Copy and running for the twenty-six (26) weeks after the Video Street Date of such Rental Picture.

      q. "Rental Transaction" shall mean that period of time that a title is rented to a customer, including any extended viewing period, as defined by Blockbuster's then current practices across all videocassettes available for rental from all videocassette suppliers.

      r. "Video Store" shall mean a retail outlet which has at least one thousand five hundred (1,500) square feet that is primarily engaged in the rental of videocassettes to the public for home viewing entertainment purposes.

      s. "Video Street Date" shall mean, with respect to any Rental Picture, the first date on which, in the Territory such Rental Picture is authorized by Fox for Home Video Distribution.

2. AGREEMENT TERM:

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      The term of this Agreement shall be for three (3) years (the "Term"), commencing as of the Effective Date, but Fox may terminate this Agreement as of December 22, 1999 by giving Blockbuster ninety (90) days prior written notice. However, any Copies in Blockbuster's possession at the time of termination shall continue to be leased under the terms of this Agreement until such Copies are returned to Fox or sold by Blockbuster.

3. TERRITORY:

      The territory for the purposes of this Agreement with respect to each Rental Picture shall be the United States, its territories and possessions, if and to the extent Fox owns or controls such rights to territories and possessions of the United States (the "Territory").

4. BLOCKBUSTER COMMITMENTS:

      Beginning as of the date of this Agreement, Blockbuster agrees as follows:

            a. ORDERING REQUIREMENTS: Blockbuster shall timely submit orders of Copies of Rental Pictures in compliance with this Agreement. Blockbuster may purchase or otherwise obtain VHS videocassettes of Rental Pictures from sources other than Fox (the "Excess Copies"). All such Excess Copies, regardless of how obtained, shall be deemed to be "Copies" and reported and Fox's share of Rental Revenue and PVT Share paid as if such VHS videocassettes were obtained under this Agreement unless Fox has materially breached its obligations under Paragraph 5.c. hereof. In such event, Blockbuster shall not be obligated under the Agreement for any such Excess Copies.

            b. LEASE: The following terms shall apply to Rental Pictures:

                  (1) RENTAL PICTURES: For each and every Rental Picture leased pursuant to this Agreement, Blockbuster agrees to order and lease, and Fox agrees to lease to Blockbuster * number of Copies of each Rental Picture based on such Rental Picture's GBO * as set forth on the Matrix, attached hereto as EXHIBIT A and made a part hereof (the "Revenue Share Copies"). For Rental Pictures with a GBO of greater than * except as otherwise agreed by *. Fox agrees to provide Blockbuster with an additional three percent (3%) of the Revenue Share Copies to be held at Blockbuster's Distribution Center for replenishment, new Participating Stores and unexpected spikes in product performance (the "Replenishment Copies"). *

                  (2) UPFRONT FEE: The price of each Copy leased by Blockbuster hereunder shall be an amount (the "Upfront Fee") equal to * per Revenue Share Copy.

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      under an application for confidential treatment.
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                  (3) RENTAL REVENUE: During the applicable Revenue Sharing
                  Period, the percentage of Rental Revenue paid by Blockbuster to Fox shall be:

                        a. For Rental Pictures with a Video Street Date
                  during the period commencing as of the Effective Date of this Agreement and continuing through *

                        b. For Rental Pictures with a Video Street Date
                  during the period commencing on * and thereafter (i.e., remainder of Agreement Year One, Agreement Year Two and Agreement Year Three), unless this Agreement is terminated sooner by Fox as provided in Paragraph 2 hereof, *

                           (i)(A) For the *

                  (4) PAYMENT: Blockbuster shall pay Fox: (i) the Upfront Fee within * calendar days following receipt of the Copies; (ii) Fox's share of the Rental Revenue within * calendar days following the end of the relevant Month, or portion thereof, during the Term; and (iii) *. If Blockbuster fails to provide Fox with all information required by Exhibit C when due, then Blockbuster shall provide a good faith estimate of all such information so that Fox can generate appropriate invoices. Following delivery of all information required by Exhibit C to Fox, Fox shall reconcile the information estimated by Blockbuster with the actual information, Fox shall promptly issue appropriate invoices and/or credits to Blockbuster. Nothing herein shall serve to limit Fox's remedies regarding Blockbuster's failure to provide Fox with all information required by Exhibit C when due.

            c. Participating Franchisees: Blockbuster may distribute Copies of the Rental Pictures received under this Agreement to its Franchise Stores that have elected to participate for at least the lesser of six (6) months or the remaining Term of this Agreement, provided however, that Franchise Stores who elect to participate may not start and stop more than one time each. Subject to the requirements of this Paragraph 4.c., terms for implementation of this Agreement at the franchise level and franchise payments thereunder will be controlled and administered by Blockbuster. For purposes of this Agreement and to the extent a Franchise Store elects to participate hereunder, such Franchise Store shall be considered a Participating Store. Blockbuster agrees that Franchise Stores shall be obligated to Blockbuster to perform to terms that will provide Fox

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      with all of the benefits of this Agreement, including, without limitation, with respect to Fox's audit rights under Paragraph 6 hereof.

            d. SELL-OFF: Blockbuster agrees not to sell off any Copies of a Rental Picture during the * days of the Revenue Sharing Period. *, at the end of such * day period, Blockbuster shall, * Copies of such Rental Picture at the Distribution Center, for return to Fox at *. During the remainder of the Revenue Sharing Period, Blockbuster may sell up *. At the expiration of the relevant Revenue Sharing Period, Blockbuster may sell the * or, at Blockbuster's option, return the remaining Copies to Fox at *. Said sell-off Copies may be sold by Blockbuster only under the Blockbuster brand either by sales to consumers or sales to Franchise Stores. *

            e. Packing and Shipping: Promptly upon receipt of any Copies at the Distribution Center and prior to any shipment to another location or rental or sale thereof, Blockbuster shall barcode each Copy. Thereafter, Blockbuster shall make all Copies (including Replenishment Copies) ready for consumer rental and shall ship such Copies (except for Replenishment Copies) to all Participating Stores for rental to members of the public beginning no sooner and no later than the Video Street Date. Promptly upon receipt of any Copies at a Participating Store and prior to any rental or sale thereof, each Participating Store shall enter all applicable barcodes and related information in such Participating Store's POS system. Blockbuster shall comply with all generally applicable Video Street Date policies of Fox, shall not copy any Copies or related marketing materials nor rent any Copies to any customer it has knowledge intends to copy such Copies. Blockbuster shall not cause or permit Copies to be sold, leased or otherwise transferred to or by distributors, sub-distributors or Video Stores other than Participating Stores, except as permitted in Paragraph 4.c. and 4.d. hereof. Blockbuster shall maintain and/or store all Copies only at the Participating Store to which they were originally delivered, except as follows: (i) during rentals to the public or following PVT sales as permitted under Paragraph 4.c. and 4.d. hereof; (ii) during viewing by employees of Blockbuster, provided such viewing is accounted for on a dated employee checkout log or in accordance with Blockbuster's ordinary checkout procedure for employees; or (iii) following shipment from one Participating Store to another, provided that each such shipment and the location of all Copies shipped is reported to Fox at all times during the applicable Revenue Sharing Period pursuant to Exhibit C. Except as required by Paragraph 4.d. hereof, Copies shall not be shipped from a Participating Store to the Distribution Center at any time during the Revenue Sharing Period, unless such Copies are Defective Copies. Blockbuster shall be responsible for all physical distribution of Copies following delivery by Fox to the Distribution Center, including shipment, return and replacement of Defective Copies and non-defective Copies to and from each Participating Store.

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            f. Rental and Sale of Copies: (i) Blockbuster shall consult with Fox with respect to all of Blockbuster's plans for marketing, advertising and promotion of each Rental Picture Title, if any, including, without limitation, all expenditures to be reimbursed by Fox pursuant to this Agreement; (ii) Blockbuster shall display Revenue Share Copies of each Rental Picture in the "new release" or equivalent section of each Participating Store for at least the period commencing upon the applicable Video Street Date and ending fourteen (14) weeks thereafter; and (iii) prior to December 22, 1999, Blockbuster shall spend at least One Million Dollars (US$1,000,000) of its own marketing funds (subject to proof of performance and not using any Marketing Support Funds, Promotional and Operational Credits or other amounts deducted from amounts due to Fox hereunder) on advertisements relating to Rental Pictures to be selected by mutual agreement.

            g. Title to Copies: As between Fox and Blockbuster, title in and to the Copies and risk of loss shall remain in Fox until the earlier of the end of the Revenue Sharing Period or until sell-off by Blockbuster in accordance with the above subparagraph 4.d.

            h. Missing Copies: For any Copy that is lost, stolen or destroyed subsequent to delivery to Blockbuster, Blockbuster agrees to pay to Fox * of such Copy's then applicable suggested retail price ("SRP") (the "Replacement Value") less the Upfront Fee and revenue share amounts already paid to Fox. Blockbuster shall determine whether a Copy is lost, stolen or destroyed; however, no Copy shall be unaccounted for longer than forty-five (45) days. The Replacement Value shall be due and payable within ten (10) days of the loss, theft or destruction of a Copy. Copies discovered missing in the ordinary course of business are to be recorded and paid for when discovered as if they had been sold off pursuant to Paragraph 4.d. of this Agreement. Blockbuster shall notify Fox of any theft or loss of any Copy that occurs outside of the ordinary course of business at the time Blockbuster discovers the same.

            i. Returns/Exchanges: Blockbuster shall destroy any Defective Copies. In lieu of any obligation to return or account to Fox for Defective Copies, Blockbuster shall have the right to deduct an allowance for Defective Copies in the amount of * of each order, which deduction shall be reflected in the invoice issued by Fox that corresponds to such order. There shall be no other charge to Fox for Defective Copies.

            j. Reporting: Blockbuster shall comply with the reporting requirements set forth in Exhibit C. Notwithstanding the foregoing, Fox shall have the right to modify its reporting requirements from time to time provided it notifies Blockbuster at least ninety

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      (90) days in advance of any proposed modification, and provided further, that Blockbuster is able to comply with each such proposed modifications, without business disruption or material expense, following good faith efforts to do so. Blockbuster shall only be obligated to report to Fox until the earlier of such time Copies of a Rental Picture are sold pursuant to Paragraph 4.d. or the end of the Revenue Sharing Period.

5. FOX COMMITMENTS:

            a. Grant: Fox grants Blockbuster the right to distribute the Copies of the Rental Pictures to Participating Stores for the transfer of possession on a temporary or permanent basis to members of the general public for home viewing purposes.

            b. Marketing Support: For each Rental Picture, Copies of which are leased to Blockbuster under this Agreement, Fox grants to Blockbuster an allowance for cooperative advertising and market development funds equal to * of the aggregate of the Upfront Fees, Fox's share of Rental Revenues (after all deductions for Bad Debt and Promotional and Operational Credits) and Fox's PVT Share received by Fox with respect to such Rental Picture (the "Marketing Support Funds"). Such Marketing Support Funds shall be available solely for advertising Rental Pictures in compliance with Fox's published advertising conditions, including without limitation, those contained in Exhibit F ("Fox's Co-op Policy") attached hereto and made a part hereof. Fox shall have the right to audit Blockbuster's use of the Marketing Support Funds as provided in Paragraph 6 below.

            C. Shipping: Assuming Blockbuster is not in Default under this Agreement as defined in Paragraph 10 hereof, Fox will deliver the Copies to the Distribution Center at least three (3) weeks prior to Video Street Date per Rental Picture but shall use reasonable commercial business efforts to deliver the Copies four (4) weeks prior to Video Street Date per Rental Picture.

6. AUDIT:

      During the Term and continuing until the date six (6) months following the date of expiration or earlier termination of this Agreement, Blockbuster agrees that Fox, with twenty-four (24) hours advance written notice, may conduct, during normal business hours: (a) a reasonable number of audits per year of Blockbuster's business operations and records relating to performance under this Agreement at the Blockbuster Headquarters; and (b) a reasonable number of audits per year, to be conducted Monday through Wednesday only, of business operations and records at Participating Stores, solely pertaining to the Copies leased by Blockbuster pursuant to

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this Agreement and limited to the information specified in Section 7 of
Exhibit C. Any additional audit request of information not provided for above including, without limitation, any audit of Bad Debt or Promotional and Operational Credits shall be performed by Blockbuster's certified public accountant on an annual basis. Any audits conducted pursuant to this section shall relate to Blockbuster's compliance with the terms of this Agreement and shall not unreasonably interfere with Blockbuster's daily business operations. Within six (6) business days following Fox's or its designee's reasonable request, Blockbuster shall deliver to Fox or its designee (including an on-site auditor for either) a list of every Rental Picture, Copies of which are leased to Blockbuster under this Agreement, the number and location of each Copy of each Rental Picture in each Participating Store and in the Distribution Center, and, if such Copy is rented to a consumer, the Participating Store from which such Copy was rented. Fox agrees that the data and other information collected by Fox may be used by Fox only in connection with such audits to fulfill Fox's commitments under this Agreement. If any such audit establishes a material breach of this Agreement, Blockbuster shall promptly pay any deficiency (to the extent such amount is disputed) and the reasonable cost to conduct such audit.

7. FOX'S REPRESENTATION AND WARRANTIES:

      Fox represents and warrants that:

      a. It is a corporation organized and existing under the laws of the State of Michigan with its principal place of business in the State of California.

      b. Twentieth Century Fox Home Entertainment Inc. is the proper entity to be entering into this Agreement and performing its respective obligations provided hereunder.

      c. The undersigned has the full right, power and authority to sign this Agreement on behalf of Fox.

      d. The execution, delivery and performance of this Agreement does not and will not, violate any provisions of Fox's articles or certificates of incorporation and bylaws, or any contract or other agreement to which Fox is a party.

      e. There is no broker, finder or intermediary involved in connection with the negotiations and discussions incident to the execution of this Agreement, and no broker, finder or intermediary who might be entitled to a fee, commissions or any other payment upon the consummation of the transactions contemplated by this Agreement.


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      f. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of Fox enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

      g. Copies shall be new and unused and comparable in quality to other videocassette units being sold by Fox in rental distribution channels.

8. BLOCKBUSTER'S REPRESENTATIONS AND WARRANTIES:

      Blockbuster represents and warrants that:

      a. It is a corporation organized and existing under the laws of the State of Delaware, with its principal place of business in the State of Texas.

      b. Blockbuster Inc. is the proper entity to be entering into this Agreement and performing its respective obligations provided hereunder.

      c. The undersigned has the full right, power and authority to sign this Agreement on behalf of Blockbuster.

      d. The execution, delivery and performance of this Agreement does not and will not, violate any provisions of Blockbuster's articles or certificates of incorporation and bylaws, or any contract or other agreement to which Blockbuster is a party.

      e. There is no broker, finder or intermediary involved in connection with the negotiations and discussions incident to the execution of this Agreement, and no broker, finder or intermediary who might be entitled to a fee, commissions or any other payment upon the consummation of the transactions contemplated by this Agreement.

      f. This Agrement has been duly executed and delivered and constitutes the legal, valid and binding obligation of Blockbuster enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

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9. INDEMNIFICATION:

            (i) Fox agrees to, at all times, defend, indemnify and hold Blockbuster, its parent company, their affiliates, subsidiaries, franchisers and the officers, directors, agents and employees of each, harmless from and against any and all claims, suits, damages, losses, liabilities, obligations, fines, penalties, costs and expenses (whether based on libel, slander, invasion of privacy, breach of contract, product liability, patent, trademark, license or copyright infringement or otherwise), including legal fees and expenses, of whatever kind or nature (collectively, "Loss"), arising out of or based on (a) a breach or violation of this Agreement by Fox or any failure by Fox to perform any of the agreements, terms, covenants, conditions, representations or warranties of this Agreement to be performed by Fox; (b) the content of any Copy of a Rental Picture leased by Blockbuster pursuant to this Agreement; or (c) negligent acts or omissions by Fox its employees and/or agents.

            (ii) Blockbuster agrees to, at all times, defend, indemnify and hold Fox, its parent company, their affiliates, subsidiaries and the officers, directors, agents and employees of each, harmless from and against any Loss, arising out of or based on (a) a breach or violation of this Agreement by Blockbuster or any failure by Blockbuster to perform any of the agreements, terms, covenants, conditions, representations or warranties of this Agreement to be performed by Blockbuster; (b) Blockbuster's distribution of Copies including the use of advertising materials not supplied by Fox and the actual rental and/or retail sale thereof; or (c) negligent acts or omissions by Blockbuster, its employees and/or agents.

            (iii) The Indemnified Party shall give written notice to the Indemnifying Party and the Indemnifying Party will promptly, at the Indemnified Party's request, assume and diligently conduct the entire defense of any suit or action, or the making of any claim as to which indemnity may be sought hereunder, including settlements and appeals, at the Indemnifying Party's sole cost and expense, and the Indemnifying Party shall pay and discharge any and all settlement amounts, judgments or decrees which may be rendered.

            (iv) The Indemnifying Party shall not, except with the consent of the Indemnified Party, consent to entry of any judgment or administrative order or enter into any settlement that (i) could affect the intellectual property rights or other business interest of the Indemnified Party; or
      (ii) does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability with respect to such claim or litigation.

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                                       12


            (v) In the event that the Indemnifying Party is not asked or does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand, and shall be entitled to settle or agree to pay in full such claim or demand, in its sole discretion without releasing any obligation or liability of the Indemnifying Party.

10. TERMINATION:

      The non-defaulting party may terminate this Agreement if a Default, as defined below, by the other party has occurred and is continuing by giving written notice to the defaulting party. The term "Default" shall mean any of the following: (a) failure by a party to comply with or perform any provision or condition of this Agreement that results in a material breach of this Agreement and, if such material breach can be cured, continuance of such failure for thirty
(30) days after written notice to such party (if cure is not practicable, the thirty (30) day notice period is not required); (b) a party becomes insolvent, is unable to pay its debts as they mature or is the subject of a petition in bankruptcy, whether voluntary or involuntary, or of any other proceeding under bankruptcy, insolvency or similar laws; or makes an assignment for the benefit of creditors; or is named in, or its property is subject to a suit for appointment of a receiver; or is dissolved or liquidated; or (c) any material warranty or representation made in this Agreement is breached, false or misleading in any material respect. In the event of such termination, the non-defaulting party shall be entitled to pursue any and all remedies provided in law and recover any damages it may have suffered by reason of such Default, provided however, that Fox expressly waives its right to seek equitable relief including, without limitation, seeking injunctive relief. Fox acknowledges that no specification of a particular legal or equitable remedy by Blockbuster shall be construed as a waiver, prohibition or limitation of any legal or equitable remedies in the event of a breach of this Agreement. Upon Default, any Copies in Blockbuster's possession at time of termination shall continue to be leased under the terms of this Agreement until such Copies are returned to Fox or sold by Blockbuster in accordance with the terms and conditions of this Agreement.

11. REMEDIES: No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise, and except as otherwise expressly provided for herein, each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise and no provision hereof shall be construed so as to limit any party's available remedies in the event of a breach by the other party hereto. The election of any one or more of such remedies by any of the parties hereto shall not constitute a waiver by such party of the right to pursue any other available remedies.

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12. MISCELLANEOUS:

      12.1 FORCE MAJEURE: Neither party shall be considered in default of this Agreement or be liable for damages, for any failure of performance hereunder occasioned by an act of God, force of nature, war or warlike activity, insurrection or civil commotion, labor dispute, transportation delay, governmental regulatory action whether or not with proper authority or other cause similar or dissimilar to the foregoing and beyond its reasonable control, provided the party so affected gives prompt notice to the other. In the event of a suspension of any obligation by reason of this section which extends beyond ten (10) days, the party not affected may, at its option, elect to cancel those aspects of this Agreement which are reasonably feasible to terminate. Such cancellation shall be effective thirty (30) days after written notice of such cancellation has been given to the other party.

      12.2 NOTICE: Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given and received on the date of delivery or on the third (3rd) business day following the day of mailing of the same, or on the day of transmission by telecopier or other form of recorded communication service of the same, as the case may be to the party to be notified at the addresses set forth below:

If to Blockbuster:      Blockbuster Inc.
                        1201 Elm Street, 21st Floor
                        Dallas, Texas  75270
                        Attn:  General Counsel
                        cc:  Chief Executive Officer

If to Fox:              Twentieth Century Fox Home Entertainment, Inc.
                        Post Office Box 900
                        Beverly Hills, California 90213
                        Attn:  President, Domestic
                        cc:    Senior Vice President, Legal & Business Affairs

or such other address as may be designated by either party by written notice to the other as hereinabove provided.

      12.3 ENTIRE AGREEMENT: This Agreement, together with all Exhibits attached hereto, represents the entire agreement and understanding between the parties with respect to the subject matter of this Agreement, and supersedes any other agreement or understanding, written or oral, that the parties hereto may have had with respect thereto. No statement or inducement with respect to the subject matter by either party or by any agent or representative of either party which is not contained in this Agreement shall be valid or binding between the parties.

      12.4 RELATIONSHIP OF PARTIES: The parties are independent contractors, and nothing in this Agreement shall be deemed or construed to create, or have been intended to create a partnership, joint venture, employment or agency relationship between the parties. Each party agrees that it neither has nor will give the appearance or impression of possessing the legal authority to bind or commit any other party in any way except as provided in this Agreement.

      12.5 EFFECT OF HEADINGS: The headings and subheadings of the sections of this Agreement are inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the agreements, terms, covenants and conditions of this Agreement in any manner.

      12.6 CONSTRUCTION: This Agreement has been fully reviewed and negotiated by the parties and their respective legal counsel. Accordingly, in interpreting this Agreement, no weight shall be placed upon which party or its counsel drafted the provision being interpreted.

      12.7 SEVERABILITY: If any term or provision of this Agreement shall be found to be void or contrary to law, such term or provision shall, but only to the extent necessary to bring this Agreement within the requirements of law, be deemed to be severable from the other terms and provisions of this Agreement, and the remainder of this Agreement shall be given effect as if the parties had not included the severed term herein.

      12.8 AMENDMENTS: No provision of this Agreement may be modified, waived or amended except by a written instrument duly executed by each of the parties. Any such modifications, waivers or amendments shall not require additional consideration to be effective.

      12.9 COUNTERPARTS: This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      12.10 IMPLIED WAIVER: Any failure on the part of either party to insist upon the performance of this Agreement or any part of this Agreement, shall not constitute a waiver of any right under this Agreement.

      12.11 ASSIGNMENT: Fox may not assign its rights or delegate its obligations under this Agreement except to a parent, subsidiary or Affiliate, without Blockbuster's prior written consent. Any attempted assignment, sublicense, transfer, encumbrance or other disposal by Fox (other than as permitted by this Paragraph 12.11) without such consent shall be void and shall constitute a material breach of this Agreement. "Transfer" within the meaning of this Section 12.11 shall include any merger or consolidation involving Fox, any sale or transfer of all or substantially all of Fox's assets and any transaction or series of related transactions resulting in the transfer of thirty percent (30%) or more of the voting stock of Fox. Blockbuster may assign its rights and obligations under this Agreement, provided that the assignment is coextensive with an assignment of the video rental business of Blockbuster and the obligations of Blockbuster under this Agreement are assumed with any assignment (including where applicable the required use of the Blockbuster trademarks).

      12.12 SURVIVAL: All representations, warranties and indemnities made herein shall survive the termination of this Agreement and shall remain in full force and effect. All of a party's rights and privileges, to the extent they are fairly attributable to events or conditions occurring or existing on or prior to the termination of this Agreement, shall survive termination and shall be enforceable by such party and its successors and assigns.

      12.13 CONFIDENTIALITY: Except as otherwise required by applicable federal and state laws, each party shall keep the information regarding the details of this Agreement confidential and restrict dissemination to each of its own personnel and to third parties to only a "need to know" basis, using the standard of care which each uses to protect its own information from disclosure during the Term of this Agreement and for two (2) years thereafter. The party disclosing confidential information to its own personnel and third parties shall require that these persons be bound by the confidentiality obligations set forth in this Agreement. In addition to the foregoing, both parties agree to keep all information provided hereunder in accordance with this Agreement confidential and any unauthorized disclosure shall be considered a material breach of this Agreement.

      12.14 GOVERNING LAW: This Agreement shall be construed in accordance with the laws of the State of New York without regard to its rules on conflicts of law.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

    TWENTIETH CENTURY FOX
   HOME ENTERTAINMENT, INC.         BLOCKBUSTER INC.
-------------------------------

Name: Laura P. Cook                 Name:           Edward B. Stead
     --------------------------          --------------------------------

Signature: /s/ Laura P. Cook        Signature:    /s/ Edward B. Stead
          ---------------------               ---------------------------
Title:                              Title:                EVP
      -------------------------           -------------------------------

                                    Exhibit A

                                     Matrix

                                 (See Attached)

                          Matrix of Base Units/Location
                                        *

----------

* Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

                                    Exhibit B
                               Accounting Calendar
                                 (See Attached)

1998 Accounting Calendar

Jan. 1-        U.S. Corporate Holiday
Jan. 2-        U.S. Corporate Holiday
Jan. 11-       Video Pay Period
Jan. 16-       A/P Close Complete
Jan. 17-       GELCO Cut-Off
Jan. 25-       Last day of JDE accounting period, Video Pay Period

Feb. 8-        Video Pay Period
Feb. 13-       A/P Close Complete
Feb. 14-       GELCO Cut-Off
Feb. 22-       Last day of JDE accounting period, Video Pay Period

March 8-       Video Pay Period
March 20-      A/P Close Complete
March 21-      GELCO Cut-Off
March 22-      Video Pay Period
March 29-      Last day of JDE accounting period

April 5-       Video Pay Period
April 17-      A/P Close Complete
April 18-      GELCO Cut-Off
April 19-      Video Pay Period
April 26-      Last day of JDE accounting period

May 3-         Video Pay Period
May 15-        A/P Close Complete
May 16-        GELCO Cut-Off
May 17-        Video Pay Period
May 24-        Last day of JDE accounting period
May 25-        U.S. Corporate Holiday
May 31-        Video Pay Period

June 14-       Video Pay Period
June 19-       A/P Close Complete
June 20-       GELCO Cut-Off
June 28-       Last day of JDE accounting period, Video Pay Period

July 3-        U.S. Corporate Holiday
July 12-       Video Pay Period
July 17-       A/P Close Complete

July 18-       GELCO Cut-Off
July 26-       Last day of JDE accounting period, Video Pay Period

Aug. 9-        Video Pay Period
Aug. 15-       GELCO Cut-Off
Aug. 23-       Last day of JDE accounting period, Video Pay Period

Sept. 6 -      Video Pay Period
Sept. 7 -      U.S. Corporate Holiday
Sept. 18-      A/P Close Complete
Sept. 19-      GELCO Cut-Off
Sept. 20-      Video Pay Period
Sept. 27-      Last day of JDE accounting period

Oct.  4-       Video Pay Period
Oct. 16-       A/P Close Complete
Oct. 17-       GELCO Cut-Off
Oct. 18-       Video Pay Period
Oct. 25-       Last day of JDE accounting period

Nov. 1-        Video Pay Period
Nov. 14-       GELCO Cut-Off
Nov. 13-       A/P Close Complete
Nov. 15-       Video Pay Period
Nov. 22-       Last day of JDE accounting period
Nov. 26-       U.S. Corporate Holiday
Nov. 27-       U.S. Corporate Holiday
Nov. 29-       Video Pay Period

Dec. 13 -      Video Pay Period
Dec. 18 -      U.S. Corporate Holiday, A/P Close Complete
Dec. 19 -      GELCO Cut-Off
Dec. 27 -      Last day of JDE accounting period, Video Pay Period

1999 Accounting Calendar

Jan. 1-        U.S. Corporate Holiday
Jan. 10-       Video Pay Period
Jan. 18-       U.S. Corporate Holiday
Jan. 24-       Last day of JDE accounting period, Video Pay Period

Feb. 7-        Video Pay Period
Feb. 21-       Video Pay Period, Last day of JDE accounting period

March 7-       Video Pay Period
March 21-      Video Pay Period
March 28-      Last day of JDE accounting period

April 4-       Video Pay Period
April 18-      Video Pay Period
April 25-      Last day of JDE accounting period

May 2-         Video Pay Period
May 16-        Video Pay Period
May 23-        Last day of JDE accounting period
May 24-        U.S. Corporate Holiday
May 30-        Video Pay Period

June 13-       Video Pay Period
June 27-       Video Pay Period, Last day of JDE accounting period

July 5-        U.S. Corporate Holiday
July 11-       Video Pay Period
July 25-       Last day of JDE accounting period, Video Pay Period

Aug. 8-        Video Pay Period
Aug. 22-       Video Pay Period, Last day of JDE accounting period

Sept. 5-       Video Pay Period
Sept. 6-       U.S. Corporate Holiday
Sept. 19-      Video Pay Period
Sept. 26-      Last day of JDE accounting period

Oct. 3-        Video Pay Period
Oct. 17-       Video Pay Period
Oct. 24-       Last day of JDE accounting period
Oct. 31-       Video Pay Period

Nov. 14-       Video Pay Period
Nov. 21-       Last day of JDE accounting period
Nov. 25-       U.S. Corporate Holiday
Nov. 26-       U.S. Corporate Holiday
Nov. 28-       Video Pay Period

Dec. 12-       Video Pay Period
Dec. 23-       U.S. Corporate Holiday
Dec. 24-       U.S. Corporate Holiday
Dec. 26-       Video Pay Period, last day of JDE accounting period

                                    Exhibit C

                              Electronic Reporting


1.        Direct Transaction Reporting Specifications

          Data files are ASCII. The records are of variable length. Field delimiters are ASCII charter 254(*). Numeric fields such as Revenue are not to include decimal points or commas. Dollar amounts such as $2.49 should be reported as 249. A record is completed with a CR/LF combination. If the Title field is greater than 40 characters, the left most 40 characters should be sent, if other vendor variable length fields are longer than the definitions below, the right-most characters should be sent. Fields are not to include leading zeros or spaces. All date fields are in YYYYMMDD format. Data file structure is made of a header, data segment, and a footer, as follows:

          "Header Record, Data ...., Data...., Data ...., Footer Record"

2.        Year 2000 Compliance

          Blockbuster will provide to Fox the requested information as detailed in this Exhibit C in a compliant file during the Term of this Agreement.

3.        Data Communication Media/Transmission Methods

          Except as otherwise agreed, the reported transactions may be transmitted or delivered to Fox or its designee using one of the following methods:

a. Modem. 56,000bps v.42bis transmission with Y modem protocol. Transmission data will be transmitted twice a week using a high-speed modem. Calls are initiated in the evening by the corporate computer system to the Sequent computer.

b. UUCP using 56,000bps v.42bis transmission.

c. ISDN or Frame Relay communications.

d. ASCII file. Place all records in a file called DMMDDYY.ZIP where MMDDYY** transmission date and in a directory specified by Fox or its designee and will be transmitted using File Transfer Protocol (FTP).

e. Magnetic Tape. Due to environmental considerations, this option must be pre-approved by Fox.

f.        Iomega Zip 100 Disk.

4.        Transaction Records Segment Format

(a)       Header Format

STADET* Transactions From Date* Transactions to Date* Segment Creation Date* Store Number

(b)       Detail Line(s):  At a low, line item level:


FILE OUTFILE Length = 102

Column/Field        Start      Length              Alphanumeric       Comments
                                                   (A)/Numeric (N)
---------------------------------------------------------------------------------------
TITLE               1          40                  A                  Title
---------------------------------------------------------------------------------------
   FILLER 1         41         1                   A
---------------------------------------------------------------------------------------
UPC                 42         13                  A                  UPC
---------------------------------------------------------------------------------------
   FILLER 2         55         1                   A
---------------------------------------------------------------------------------------
DAYS RENTED         56         1                   N                  Nights rented (2
                                                                      evenings, 3
                                                                      evening, etc.)
---------------------------------------------------------------------------------------
   FILLER 3         57         1                   A
---------------------------------------------------------------------------------------
REVENUE             58         5                   N,2                Revenue amount,
                                                                      with 2 decimal
                                                                      places
---------------------------------------------------------------------------------------
SIGN                63         1                   A                  '-' if Voided
                                                                      transaction
---------------------------------------------------------------------------------------
   FILLER 4         64         1                   A
---------------------------------------------------------------------------------------
TRANSACTION         65         2                   A                  Transaction Code
---------------------------------------------------------------------------------------
   FILLER 5         67         1                   A
---------------------------------------------------------------------------------------
TRANSACTION         68         8                   A                  Transaction Date
DATE
---------------------------------------------------------------------------------------
   FILLER 6         76         1                   A
---------------------------------------------------------------------------------------
STORE               77         05                  A                  Part of Bar Code
---------------------------------------------------------------------------------------
PART                82         06                  A                  Part of Bar Code
---------------------------------------------------------------------------------------
COPY NUMBER         88         03                  A                  Part of Bar Code
---------------------------------------------------------------------------------------
   FILLER 7         91         1                   A
---------------------------------------------------------------------------------------
CUSTOMER #          92         Last 5 characters   A                  Customer Number
---------------------------------------------------------------------------------------

The transaction codes are:     RENTAL                         =        R
                               USED                           =        U (PVT)
                               EXTENDED VIEWING FEE           =        L

(c)   Footer Format:

ENDDET* No. of All Transactions* Total Revenue* No. of PPT Rentals* PPT Revenue* Store Number

Store Number Note: If the DMMDDYY.ZIP file is to contain data for only one store, the store number should be included in the header, as well as the last field of each record. If the

DMMDDYY.ZIP file contains data for more than one store, the store number field in the header should be NULL and each transaction record should include its corresponding store number.

Transaction Types:

      (1) Rentals -- Each rental of a Copy is treated as a separate transaction and is considered one line of transaction detail. A customer invoice containing three (3) rentals of Copies would have three (3) lines of detail posted to the transactions interface file (to the extent that all three (3) transactions were for Copies leased by Blockbuster pursuant to this Agreement). A rental of one Copy for two (2) days generates a single transaction, but the DAYS RENTED field value would be 2.

      (2) Sales -- Each sale of a Copy must be treated as a separate transaction. The UNITS field should always be 1. Note that Blockbuster will not report the copy number sold.

      (3) Voids -- A voided transaction is the mirror image of the original rental or sale transaction, except that the SIGN field is filled with a negative sign. A facility must be provided for voiding transactions at the time of rental or sale, or subsequent to this date. All void transactions regarding Copies pursuant to this Agreement shall be reported.

      (4) Extended Viewing Fees -- Each day, Blockbuster shall report the quantity of extended viewing fees charged during that day with respect to Copies leased to Blockbuster under this Agreement.

5. Additional Rules Applicable to the REVENUE field

(a) All amounts in the REVENUE field shall be rounded up to the nearest penny.

(b) When a void of an invoice or a single item on an invoice occurs, a negative sign should be placed in the SIGN field in the TRANSACTION HISTORY file. This amount shall be the exact mirror image of the original transaction. If the POS has the ability to modify the amount to be voided, and the amount is greater than the amount in the REVENUE field on the original transaction, the new record shall be written to the TRANSACTION HISTORY file that shows the excess credited amount as void.

(c) All sales of Copies are to be reported individually so as to include the applicable bar code number. As such, UNITS will always be 1 for such transactions. Blockbuster shall not be required to report the copy number of the Copy sold.

6.    Retransmission Request

      Blockbuster acknowledges that, from time to time, transmissions to Fox or its designee may not contain complete records of Participating Store activity for a period of time, as a result of incorrect/incomplete building of the DMMDDYY.ZIP file, incomplete processing transmission or delivery of the DMMDDYY.ZIP data, simple file corruption or otherwise. Regardless of the cause, if it becomes apparent at Fox or its designee that one or more Participating Stores have not submitted complete transaction history as required under this Agreement, Fox or its designee may require Blockbuster to retransmit the DMMDDYY.ZIP file, and/or to (re)supply the rental and sale transaction data for a specific time period or Participating Store. In such event, Blockbuster shall output the requested data to a file entitled RMMDDYY.ZIP in a record format identical to the DMMDDYY.ZIP file. Such RMMDDYY.ZIP file may be included on the media of the next scheduled DMMDDYY.ZIP file delivery to Fox or its designee. Blockbuster shall ensure that its transaction history and supporting systems are capable of regenerating data for retransmission to Fox or its designee for up to ninety (90) days following the original transaction date.

7.    Audit Reports

      The following reports and screens will be available to assist Fox or its authorized designee's field representatives during on-site audits:

                          Rental/Sale Status

Part Number:              Bar Code (not copy specific)
Title:                    Names of Rental Picture
Category:                 Genre (action/adventure, family, comedy, etc.)
Temporary Category:       New Release
Revenue Department:       (ex. 01 ... Film)
Format:                   V - VHS
Location Code:
Street Date:              Video Street Date
Prod Purchase:
Rating:                   MPAA rating (G, PG, PG-13, R)
Title Status:
Due Back Today:           How many copies due back

Type  On Shelf Out Total BRP Price Sticker Order Recent* Total**

Rental
New Items
PVT

Total

* Total rents of the applicable Rental Picture during the most recent Month (as defined in Paragraph 1 of the Agreement).

**Total number of rents of the applicable Rental Picture for the calendar year-to-date.

                             Rental Copy Status


Item Title:       (Bar Code)        Name
Category:           New/Rel
----------- ----------- ----------- ----------- ----------- ----------- --------
Copy        Number of   Status      Last        Last        Second      Third
Number      Rents                   Rented      Customer    Customer    Customer
----------- ----------- ----------- ----------- ----------- ----------- --------
001         #           On          Date        Number      Number      Number
                        Shelf/Out
----------- ----------- ----------- ----------- ----------- ----------- --------
002         #           On          Date        Number      Number      Number
                        Shelf/Out
----------- ----------- ----------- ----------- ----------- ----------- --------

            In addition, upon reasonable request, Blockbuster shall provide Fox or its designee electronically with inventory on hand data showing Copies on hand at each Participating Store and at the Distribution Center, and at any other location at which inventory is stored.

                                    Exhibit D

      Average Minimum for Rental Pictures with a Video Street Date during the Period Commencing on the Effective Date and continuing through *.

                                        *

---------
* Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

                                    Exhibit E

      Average Minimum for Rental Pictures with a Video Street Date of * and thereafter during the Term of this Agreement.

                                        *

---------
* Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

                                    Exhibit F
                              Fox's Co-Op Policies
                                  See Attached

                               FOX CONSUMER PRODUCTS

                         CO-OPERATIVE ADVERTISING POLICY

                                TABLE OF CONTENTS

                                    Section I

Introduction..............................................................1

Participants..............................................................1

Guidelines & Administrative Requirements..................................1

Fox Contacts for Questions and Approvals..................................2

Unreimbursable Advertising Costs..........................................3

Prior Approval of Advertising.............................................3

          When Prior Approval is NOT Necessary............................3

          When Prior Approval IS Necessary................................3

          How to Obtain Prior Approval....................................4

Accruals..................................................................5

Payment of Claims.........................................................5

Preparing a Claim Form....................................................6

Payable Claim Timetable...................................................7

Monthly Statements........................................................7

Mutual Benefit............................................................7

                                   Section II

User Friendly Guide.......................................................8

                            FOX CONSUMER PRODUCTS

                         CO-OPERATIVE ADVERTISING POLICY


                                INTRODUCTION


Designed to promote the sale of Fox Consumer Products (video, laser, interactive and licensed merchandise), this Co-operative Advertising Policy (the "CO-OP Policy") offers Fox customers an opportunity for support with advertising costs for Fox Sales & Marketing programs that include a CO-OP element. This CO-OP Policy provides comprehensive guidelines and administrative requirements for obtaining CO-OP funds in connection with such programs. It tells you when prior approvals are required and how to obtain them, steps for the claim process and details about funding and monthly statements.

Providing you observe all the guidelines and administrative requirements, Fox may reimburse your company up to 100% of your authorized advertising costs. The amount of CO-OP support will be announced on a program-by-program basis. Please note that the CO-OP Policy is subject to change at any time. Your company will be notified of any changes.


                                  PARTICIPANTS

Both direct and indirect Fox accounts are eligible to participate. Distributors are responsible for disseminating this CO-OP Policy to their customers. While CO-OP funds are directly available to direct accounts, indirect accounts need to request support through their distributor.



                    GUIDELINES & ADMINISTRATIVE REQUIREMENTS

It is in your company's best interest to adhere to the guidelines and administrative requirements as written in this CO-OP Policy. A deadline missed, failure to secure prior approvals, improperly prepared advertisements, or information left off claim forms will cause unnecessary delays and/or denial of claims.

                            FOX CONSUMER PRODUCTS

                    FOX CONTACTS FOR QUESTIONS AND APPROVALS

Taking the time to understand the Fox CO-OP Policy saves valuable time and resources. For example, it is NOT always necessary to submit Prior Approval Forms to Fox or to obtain Fox's approval of artwork, layouts or scripts. If anything is unclear to you, or if you have questions, please feel free to call a Fox representative as follows:

1. For questions about advertising, policy guidelines or administrative requirements, contact your Fox Regional Sales Manager.

          Your Fox Regional Sales Manager:

          NAME:
               -----------------------------------------------------------------
          PHONE:                              FACSIMILE:
                -----------------------------           ------------------------
          STREET ADDRESS:
                         -------------------------------------------------------
          CITY, STATE, ZIP CODE:
                                ------------------------------------------------

2. Refer to the General Advertising Guidelines in Section II, C-1. If you then determine pre-approval of your artwork, layout or script is definitely required and if you are:

          a. a direct account of Fox, fax the item to the Fox corporate office to:


                           FACSIMILE:  310-369-8850
                           ATTENTION:  Sales Planning

          b. an indirect account of Fox, fax the item to your Distributor representative.

3. For questions about a pending claim, or the status of a title's accrual bank, please contact your Fox CO-OP Claims Auditor.

                            Fox CO-OP Claims Auditor
                            C/O Tradeone Marketing
                            440 Ninth Avenue, Eleventh Floor
                            New York, New York 10001
                            TELEPHONE: 212-290-5427
                            FACSIMILE: 212-465-9893

                            FOX CONSUMER PRODUCTS

                        UNREIMBURSABLE ADVERTISING COSTS

Not everything is reimbursable. Fox does not provide CO-OP support for any of the following:

           Agency Commissions                      Sponsorships
           Internet Advertising                    Talent and Production Costs
           Mailing Lists or Services               Trade Magazines
           Newspaper Engraving & Typesetting       Yellow Pages
           Photography

Again, if for any reason you are not certain whether or not your advertising cost is reimbursable, consult with your Fox Regional Sales Manager.


                          PRIOR APPROVAL OF ADVERTISING

Depending on the type of advertisement and its cost, prior approval may or may not be required.

Prior approval is NOT necessary for:

Radio and Television; Newspapers; Newspaper Inserts; General Circulation Magazines; In-Store Flyers (Under $1,000 U.S.; $1,500 Canadian); Circulars and other Direct Mail.

Prior approval IS necessary in the following cases:

1. Whenever artwork is used that is not provided by Fox or if Fox artwork is altered in any way.

2. If it is unmeasured advertisement (i.e., if circulation and/or rate information is not publicly available).

3. If the advertisement is in one of the following categories:

                   Catalogs
                   Omnibus
                   Premiums and Other Promotions
                   In-Store Flyers (over $1,000 U.S.; $1,500 Canadian) Outdoor Advertising

                            FOX CONSUMER PRODUCTS

How to Obtain Prior Approval:

Before executing advertising plans:

- Obtain Prior Approval Forms through your Fox Regional Sales Manager and submit the completed form to your Fox Regional Sales Manager for preliminary review and approval (see Section II, B-1, for detailed instructions). If approved, the authorized Form will be forwarded to the Corporate Sales Office for final review and approval.

- Prior Approval Forms must be completely filled out with a full description of the media, product, date of the advertisement and the total amount requested. Completed Prior Approval Forms must be received by the Regional Sales Manager at least fifteen working days before the advertisement is executed.

- If your request is denied, your Fox Regional Sales Manager will notify you.

                            FOX CONSUMER PRODUCTS

                                    ACCRUALS

New releases and re-promoted titles accrue CO-OP funds for all purchases during the applicable program period. Such accruals expire six months from the applicable title's Street Date. Catalog titles accrue CO-OP funds, and such funds expire, on a rolling twelve-month basis. It is the customer's responsibility to use available accruals before they expire.

                                PAYMENT OF CLAIMS

- Fox will only reimburse up to the amount accrued under the specific title's CO-OP program. For direct accounts, Fox will administer each account's accrual bank. For indirect accounts, the distributor will administer each account's accrual bank.

- Before submitting a claim, make sure you have sufficient accruals to cover the reimbursable cost of your advertisement. If you are a direct account, our claim processing agency will provide monthly statements reflecting your accrual bank balances for all active programs on a title-by-title basis. Nevertheless, it is the responsibility of each account to monitor its own accrual bank balances.

-         You may receive up to 100% of the net cost of approved advertising.

          - To receive 100% on a payable claim, a minimum of 50% of the advertisement must be dedicated to Fox product and no other competing products can be advertised. If less than 50% of the advertisement is dedicated to Fox, Fox will reimburse only for the percentage actually dedicated to Fox.

          - A specific portion of omnibus advertisements (advertising featuring competitive product) is reimbursable. The reimbursement is strictly based upon the percentage of the space featuring Fox product. An additional 20% of the space used for an authorized account's identification is also reimbursable.

- When there is more than one claim per title, claims are reimbursed in the order they are received. Once a title's accrual bank is at zero balance, outstanding claims are no longer reimbursed.

- Advertising claims may never, under any circumstances, be deducted from payments to Fox.

- All inquiries concerning paid claims should be made directly to the Fox claim processing agency as noted on Page 6.

                            FOX CONSUMER PRODUCTS

                            PREPARING A CLAIM FORM

Claims must be submitted on an appropriate claim form.

- You may use a Fox Advertising Prior Approval/Claim Form or use your own claim form. If you use your own, it must include the same information required on the Fox Advertising Claim Form.

- All sections on Claim Forms must be completed and supported with the required documentation and Proof of Performance. See the Required Claim Documentation, Section II, Page E-1, to determine what documentation you need.

-         All claims must be accurate, complete, signed and dated.

- Only the original copy of the Claim Form is acceptable. Never send a facsimile or xerox copy of either the Claim Form or support documentation. When original copies are impossible (as in the case of billboards) a color photograph will be accepted.

- Copies of the Claim Form should be distributed according to the legend at the bottom of the Fox Advertisement Claim Form. The original is submitted to our claim processing agency together with all required documentation.

          Send completed payable claims as follows:


                            Fox CO-OP Claims Auditor
                            C/O Tradeone Marketing
                            440 9th Ave., 11th Floor
                            New York, New York 10001
                            TELEPHONE: 212-290-5427
                            FACSIMILE: 212-465-5893

                            FOX CONSUMER PRODUCTS

                             PAYABLE CLAIM TIMETABLE

- To facilitate timely payment, claims should be submitted within 60 days from the date of the advertisement.

- Claims will not be reimbursed after the expiration of the applicable accruals.

- In most cases, claims will be reimbursed by credit within 60 days after receipt by our claim processing agency.

- If a response to a claim is not received within 60 days from the date of submission, inquiries can be made directly to the claim processing agency as noted on Page 6.

- When inquiring about claims, be prepared with your claim number or the claim processing agency reference number.

The claim process is summarized with action items in Section II, D-1.


                               MONTHLY STATEMENTS


- Our claim processing agency provides direct customers with monthly statements to reflect accrual bank balances for active programs on a program-by-program basis.

- Accruals are calculated by the title's or promotion's CO-OP percentage against your gross purchases.

- When a rental release is re-promoted as sell-through, a new accrual bank is created.


                                 MUTUAL BENEFIT

Fox hopes that this CO-OP Policy will enable you to effectively promote Fox titles for our mutual benefit, while reducing the administrative burden for both you and Fox. We appreciate your cooperation and support.

                            FOX CONSUMER PRODUCTS

                         CO-OPERATIVE ADVERTISING POLICY
                               USER FRIENDLY GUIDE

                                TABLE OF CONTENTS

                                   Section II

CO-OP Funding Available....................................................A-1

The Prior Approval Process.................................................B-1

General Advertising Guidelines.............................................C-1

Sample Logo and Copyright..................................................D-1

Claim Process..............................................................E-1

Required Claim Documentation...............................................F-1

                            FOX CONSUMER PRODUCTS

                             CO-OP FUNDING AVAILABLE


  Fund             Description             Timetable                  Comment
---------------------------------------------------------------------------------------
RENTAL            Title and time         Must be used within      Unused accruals
NEW RELEASE       specific               6 months from title's    cannot be applied to
                                         street date.             other titles.
---------------------------------------------------------------------------------------
SELL-THROUGH      Title and time         Must be used within      Unused accruals
NEW RELEASE       specific               6 months from title's    cannot be applied to
                                         street date.             other titles.
---------------------------------------------------------------------------------------
CATALOG TITLES    Accruals are pooled    Rolling 12 months        Unused accruals
                  funds.                                          cannot be applied to
                                                                  other titles.
---------------------------------------------------------------------------------------

                            FOX CONSUMER PRODUCTS

                             PRIOR APPROVAL PROCESS

Securing Prior Approval for Advertising:

1. Not all advertising activities are reimbursable. Refer to Section II, C-1, to determine if Fox provides CO-OP support for your planned activity.

2. If prior approval is required, submit the completed Prior Approval Form to your Fox Regional Sales Manager (RSM).

3. Your RSM will review the Prior Approval Form and either preliminarily approve or deny it. If denied, the RSM will notify you. If approved, the form will be forwarded to the corporate office for final approval.

4. If approved at the corporate level, the Prior Approval Form will be returned to the address specified on the form. Corporate personnel will notify the RSM if a request is denied, and the RSM will notify you.


Securing Approval for Artwork, Layout and Scripts:

1.        Your RSM does NOT approve artwork, layout or scripts.

2.        Approval is NOT always necessary for artwork, layouts and scripts. See
          Section II, C-1, for Fox General Advertising Guidelines.

3. After referring to the General Advertising Guidelines and determining that approval is definitely required:

          a. If you are a direct Fox account, fax your artwork, layout or script to the Fox corporate office for review and approval.

                                FACSIMILE: 310-369-8850
                                ATTENTION: Fox Sales Planning

          b. If you are an indirect account of Fox, fax the item to your Distributor representative.

                            FOX CONSUMER PRODUCTS

                                  CLAIM PROCESS

Account Action Items

1. Complete an authorized Fox Advertising Prior Approval/Claim Form or your own form with the same information.

2. Sign and date the Advertising Prior Approval/Claim Form.

3. See Section II, E-1, for Required Claim Documentation.

4. Attach required documentation.

5. Submit the Prior Approval/Claim Form within 60 days after the first appearance of the advertising activities and forward with required documentation (Section II, E-1) to Fox's claim processing agency:


                            Fox CO-COP Claims Auditor
                            C/O Tradeone Marketing
                            440 Ninth Avenue
                            Eleventh Floor
                            New York, New York 10001


Claims Auditor Action Items

1. Audit claim.

2. If the claim is incomplete, the auditor will return the entire claim along with a resubmittal letter specifying the missing/required documentation.

3. When an audit is complete, the auditor will issue a full credit, a partial credit or a denial notice.

Inquiries Regarding Outstanding Claims

If you do not receive a response from your Claims Auditor within 60 days, be prepared with your internal claim/debit number and contact him/her directly at:

                            TELEPHONE: 212-290-5427
                            FACSIMILE: 212-465-9893

                            FOX CONSUMER PRODUCTS
                          REQUIRED CLAIM DOCUMENTATION


                                PRINT OR OUTDOOR
-------------------------------------   ----------------------------------------
        Type of Advertising                        Documentation
-------------------------------------   ----------------------------------------
Catalogs                                Complete copy of the catalog.  Printer's
Authorized in quality stock; bound or   original invoice.  Circulation list
stapled.                                notarized by an officer of the company.
-------------------------------------   ----------------------------------------
Circulars and Other Direct Mail         Original piece. Printer's and Post
Circulation information must be         Office's (or fulfillment company's)
verifiable through independent audit    original invoice. Circulation list
with published rate cards approved      notarized by an officer of the company.
by Fox.
-------------------------------------   ----------------------------------------
General Circulation Magazines           Complete copy of the magazine containing
Circulation information must be         the advertisement. Publisher's original
verifiable through independent          invoice stating media used, date of
audit with published rate cards         appearance, size and cost. Circulation
approved by Fox.                        list notarized by an officer of the
                                        company.
-------------------------------------   ----------------------------------------
Newspapers and Inserts                  Original media invoice. Full page
Circulation information must be         original tear sheet. Circulation list,
verifiable through independent audit    with details about where and when it
with published rate cards approved      appeared, notarized by an officer of the
by Fox.                                 company.
-------------------------------------   ----------------------------------------
Outdoor                                 Color photography of the posted outdoor
Posted outdoor advertisement.           advertisement.  Posting company's
                                        original invoice indicating costs,
                                        location and appearance dates.
-------------------------------------   ----------------------------------------
                               BROADCAST PREMIUMS
-------------------------------------   ----------------------------------------
Premiums and Other Promotions           Sample of the item or color photograph.
Mugs, T-shirts, key chains, etc.        Vendor's original invoice indicating
                                        costs.
-------------------------------------   ----------------------------------------
Radio                                   Original station invoice indicating the
Any government, exclusively licensed    net cost (after discounts) and date(s)
station. Stations must have published   spot aired. Notarized script with
rates that can be audited.              ANA documentation signed by station
                                        official.
-------------------------------------   ----------------------------------------
Television                              Original station invoice indicating the
Any government, exclusively licensed    net cost (after discounts) and date spot
station, including cable. Stations      aired. Notarized script with ANA/TVB or
must have published rates that can      ANA/CATV documentation signed by station
be audited.                             official.
-------------------------------------   ----------------------------------------

                  Never submit copies or facsimiles for documentation. Submit only originals.



                                                                             F-1